EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10 of Travel
Services International, Inc. of our report dated spril 17, 1998 (except Note 6, as to which the date is June 1, 1998), with respect to the financial statements of Lexington Services Associates, Ltd, included in the Registration Statement (Form S-1 No.333-56567) of Travel Services International, Inc. filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

Dallas, Texas
October 26, 1998